                                                                     Exhibit 4.1

                   FORM OF 6% CONVERTIBLE SENIOR NOTE DUE 2025

                                   ----------

                                ATS MEDICAL, INC.

                             [FORM OF FACE OF NOTE]

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH RESTRICTED NOTE.]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE.]

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                ATS MEDICAL, INC.
                       6% Convertible Senior Note due 2025

No. _____                                                       $_______________

CUSIP No. _____________

     ATS Medical, Inc., a corporation duly organized and validly existing under the laws of the State of Minnesota (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ____________________, or registered assigns, the principal sum of ___________ United States Dollars on October 15, 2025 and to pay interest on said principal sum semi-annually on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing April 15, 2006, at the rate per annum specified in the title of this Note, accrued from the most recent date to which interest has been paid or, if no interest has been paid, from October 7, 2005. The interest so payable on any April 15 or October 15 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the 4th day of the month in which the Interest Payment Date shall occur, whether or not such date is a Business Day; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Each payment of interest on this Note shall include interest to, but excluding, the date of such payment. Payment of the principal of and interest accrued on this Note (including Liquidated Damages, if any) shall be made at the office or agency of the Company maintained for that purpose, which shall initially be the office or agency of the Trustee in Minneapolis, Minnesota, specified in the Indenture, or at any other office or agency permitted by the Indenture, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, that interest may, at the option of the Company, be paid by check mailed to the address of the holder hereof on the Note Register; provided further, however, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of Five Hundred Thousand United States Dollars ($500,000), interest on such holder's Notes shall be paid by wire transfer in immediately available funds to any bank located in the United States in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from the Trustee) in writing at least five (5) Business Days prior to the applicable record date.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving a holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                        ATS MEDICAL, INC.

                                        ________________________________________
                                        [Name, Title]

Attest:

____________________________________
[Name, Title]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one
of the Notes described in the
within-named Indenture.

Dated:
       --------------


By:
    ---------------------------------
    Authorized Signatory

                            [FORM OF REVERSE OF NOTE]
                                ATS MEDICAL, INC.
                       6% Convertible Senior Note due 2025

     This Note is one of a duly authorized issue of Notes of the Company, designated as its 6% Convertible Senior Notes due 2025 (herein called the "Notes"), limited (except as otherwise provided in the Indenture) to the aggregate principal amount outstanding of _______________ United States Dollars, ($____________) all issued or to be issued under and pursuant to an Indenture dated as of October 7, 2005 (herein called the "Indenture"), between the Company and Wells Fargo Bank, National Association (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. All capitalized terms used herein without definition shall have the meaning set forth in the Indenture.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and premium, if any, on all Notes and the interest accrued thereon (including Liquidated Damages to the extent accrued and unpaid) may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Liquidated damages paid pursuant to Section 15.2 of the Indenture, if any, shall be paid within ten (10) Business Days after the end of each month with respect to which such liquidated damages have accrued pursuant to Section 15.2 in the same manner as interest is paid. Liquidated Damages on the Notes paid pursuant to Section 2(f) of the Registration Rights Agreement, if any, shall be paid at the times and in the manner provided therein.

     The Indenture contains provisions permitting the Company and the Trustee in certain limited circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute amendments to the Indenture or supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment or supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair or change in any respect adverse to the holder of Notes the obligation of the Company to repurchase any Note at the option of the holder in accordance with Article XVI of the Indenture, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 15.6, or to subordinate the Notes in right of payment to other indebtedness, in each such case without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. In addition, any amendment or supplemental indenture that disproportionately affects the rights of a Noteholder or a class of Noteholder shall require the prior consent of such Noteholder or the prior consent of Noteholders holding a majority of the principal amount of Notes then held by such class, as applicable.

     It is also provided in the Indenture that the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past or existing default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes when due, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions of the Indenture which under Article XI thereof cannot be modified or amended without the consent of all affected holders of Notes then outstanding.

     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Notes are issuable in registered form without coupons in denominations of One Thousand United States Dollars ($1,000) principal amount and integral multiples thereof. At the office of the Trustee or the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection with any exchange or registration of transfer of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. All transfers are subject to the restrictions thereon provided in the Indenture.

     From and after October 20, 2008, the Company may, at its option, redeem all or any part of the Notes, upon notice as set forth in the Indenture, and the Company shall pay each holder of Notes redeemed a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption, subject to the proviso in the final sentence of this paragraph. If notice of redemption has been given as provided in the Indenture, the Notes or portion of Notes called for redemption shall, unless converted into Common Stock pursuant to the terms of the Indenture, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price and interest accrued to, but excluding, the date fixed for redemption, and on and after such date (unless the Company shall default in the deposit of the amount of money sufficient to redeem such Notes) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease after the close of business on the last Business Day prior to the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4 of the Indenture, to be entitled to any benefit or security under the Indenture, and the holders of such Notes shall have no right in respect of such Notes except the right to receive the redemption price and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in such notice, such Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price and interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date falls after the record date for an Interest Payment Date and before the relevant Interest Payment Date, then the semi-annual payment of interest becoming due on such Interest Payment Date shall be paid to the holders of such Notes registered as such on the relevant record date in the manner provided for the payment of interest generally and shall not be paid to the holders surrendering the Notes when they do so.

     The Notes are not subject to redemption through the operation of any sinking fund.

     Upon the occurrence of a "Repurchase Event," the Noteholder has the right, at such holder's option, to require the Company to repurchase all of such holder's Notes, or any portion thereof (in the principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof) on the date set by the Company that is no earlier than the Business Day immediately following the earliest date permitted under Rule 13e-4 or Rule 14e-1 under the Exchange Act (or any successor rules), if either such rule is applicable, and no later than sixty (60) calendar days after the date of the notice of such Repurchase Event that the Company is required by the Indenture to send (or, if such 60th day is not a Business Day, the next succeeding Business Day) at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase together, in each case, with accrued interest, if any, to, but excluding, the date fixed for repurchase (the "Repurchase Price"); provided that if such Repurchase Date occurs after a record date or special record date and before the related Interest Payment Date or special interest payment date, the amount payable on such Interest Payment Date or special interest payment date, shall be paid to the recordholder at the close of business on the record date or special record date as provided in Section 2.3 of the Indenture and shall not constitute part of the Repurchase Price. In addition, Notes shall be purchased by the Company at the option of the holder on October 15, 2010, October 15, 2015 and October 15, 2020 (each, also a "Repurchase Date"), at the Repurchase Price. If a redemption date pursuant to Article III of the Indenture shall occur prior to any Repurchase Date established pursuant to a Company Notice under Section
16.2 of the Indenture, provided that the Company shall have deposited or set aside an amount of money sufficient to redeem such Notes as set forth in Section
3.2 of the Indenture on or before such Repurchase Date, all such Notes shall be redeemed pursuant to Article III of the Indenture and the repurchase rights under Article XVI of the Indenture shall have no effect.

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time following the date of original issuance of the Notes and prior to the close of business on October 15, 2025 (except that, with respect to any Note or portion of a Note that shall be called for redemption or shall have been noticed for automatic conversion, such right shall terminate, except as otherwise provided in the Indenture, at the close of business on the last Business Day prior to the date fixed for redemption or automatic conversion unless the Company shall default in payment due upon redemption or the delivery of shares on automatic conversion thereof), to convert the principal hereof or any portion of such principal which is One Thousand United States Dollars ($1,000) or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock (as such shares shall then be constituted), obtained by dividing the principal amount of this Note or portion thereof surrendered for conversion by the Conversion Price of $4.20, or such Conversion Price as adjusted from time to time as provided in the Indenture. In order to exercise the conversion privilege, the holder must take the actions specified in the Indenture. These actions include (i) delivery of a conversion notice, (ii) if this Note or portion hereof is surrendered for conversion during the period from the close of business on the record date for any Interest Payment Date through the close of business on the last Business Day prior to such Interest Payment Date, pay by wire transfer of immediately available funds or other method acceptable to the Company, an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes (subject to certain exceptions specified in the Indenture), (iii) pay by wire transfer of immediately available funds or other method acceptable to the Company the transfer taxes, if any, required pursuant to the Indenture and (iv) surrender the Note to be converted in whole or in part. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion, but a cash adjustment in lieu of such fractional share will be paid to the holder, as provided in the Indenture.

     If a the holder of this Note elects to convert all or any portion of this
Note into shares of Common Stock and the Company does not have a sufficient number of authorized shares of Common Stock to deliver upon conversion, the Company may choose to satisfy all or any portion of its conversion obligation in cash in the manner prescribed in the Indenture. For purposes of the foregoing sentence, the Company, when determining whether it has a sufficient number of authorized shares of Common Stock to deliver upon conversion, may treat as outstanding any shares reserved (as of the date of this Indenture) by the Company's Board of Directors for a specific purpose including issuance under any existing stock option or other equity plan of the Company or other obligation of the Company to issue shares of Common Stock.

     The Company may, at its option, automatically convert all or a portion of the Notes (an "Automatic Conversion") at any time prior to October 15, 2025 if the Closing Price (as defined in the Indenture) per share of the Common Stock has exceeded one hundred and fifty percent (150%) of the Conversion Price then in effect for at least fifteen (20) Trading Days within a period of thirty (30) consecutive Trading Days ending within five (5) Trading Days of the date the Company gives to all holders of Notes a notice of the Automatic Conversion, provided that either (x) a registration statement covering the resale of the Conversion Shares is effective and available for use from the date of the notice of Automatic Conversion through and including the earlier of the date on which the Automatic Conversion becomes effective or the last date on which the registration statement is required to be kept effective under the terms of the Registration Rights Agreement, or (y) the shares of Common Stock issuable upon the Automatic Conversion may be sold pursuant to Rule 144(k) under the Securities Act (assuming, for purposes of such determination, that no recipient of Conversion Shares is an "affiliate" of the Company within the meaning of such Rule and that all recipients of Conversion Shares have held the Notes since the date of their original issuance). The Company may only elect an Automatic Conversion with respect to all or any part of the Notes if it has, as of the date of the Automatic Conversion Notice, sufficient shares of Common Stock authorized and available for issuance on conversion of the Notes so called for Automatic Conversion. If the effective date of an Automatic Conversion is prior to October 15, 2008, the Company shall make an additional payment in cash or, at the election of the Company under certain circumstances, in shares of Common Stock, to each holder of Notes (or portion thereof) with respect to the Notes (or portion thereof) converted, in an amount equal to $181.33 per each One Thousand United States Dollars ($1,000) principal amount of the holder's Notes (or portion thereof) (the "Company Conversion Provisional Payment"), less the amount of any interest actually paid on the holder's Notes (or portion thereof) prior to the effective date of the Automatic Conversion (and, if the relevant

Notes are converted after a record date and before the related Interest Payment Date, less interest payable on such Notes (or portion thereof) on such Interest Payment Date). Except as provided in the immediately preceding sentence, if the Automatic Conversion Date with respect to any Notes (or portions thereof) subject to an Automatic Conversion occurs following a record date and prior to the related Interest Payment Date, then unless the Company defaults in its obligation to deliver the shares of Common Stock issuable on such Automatic Conversion. the Company shall not be obligated to pay any interest on such Interest Payment Date, either to the holder of such Notes (or portions thereof) at the close of business on the relevant record date or to the holder of such Notes (or portions thereof) to whom the Company issues the shares of Common Stock issuable on the Automatic Conversion. Common Stock used to pay any Company Conversion Provisional Payment shall be valued at ninety-five percent (95%) of the Closing Prices per share of the Common Stock for the ten (10) consecutive Trading Days ending on and including the second Trading Day immediately preceding the Conversion Date.

     If the Company elects to convert all or a portion of the Notes pursuant to its Automatic Conversion right, the Company, or at its request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall send or cause to be sent a notice of the Automatic Conversion not more than thirty (30) days but not less than five (5) days before the date of effectiveness of the Automatic Conversion as set forth in the Indenture.

     In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes not converted prior to the expiration of such conversion right by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price and interest accrued to the date fixed for redemption of such Notes.

     [INCLUDE EITHER OF THE FOLLOWING PARAGRAPHS ONLY BASED UPON HOLDER'S ELECTION UNDER SECTION 2(K) OF THE SECURITIES PURCHASE AGREEMENT] [Conversion Limitation. The holder hereby agrees that in no event will it convert any of the Notes in excess of the number of such Notes upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this paragraph) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the holder that the holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the holder's determination of whether the Notes are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the holder shall be deemed to be the holder's representation that the Notes specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a holder to convert the Notes at such time as the conversion thereof will not violate the provisions of this paragraph.]

     [Each holder hereby agrees that in no event will it convert any of the Notes in excess of the number of such Notes upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this paragraph) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the holder that the holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the holder's determination of whether the Notes are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the holder shall be deemed to be the holder's representation that the Notes specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a holder to convert the Notes at such time as the conversion thereof will not violate the provisions of this paragraph.]

     Prior to due presentment for the registration of a transfer of this Note, the Trustee, any agent and the Company may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note, for the purpose of receiving payment of principal of and interest on this Note and for all other purposes and none of the Trustee, any agent or the Company shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, such registered holder shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable on this Note.

     No direct or indirect partner, employee, incorporator, shareholder, director or officer, as such, past, present or future of the Company or any successor Person or any Subsidiary or any of the Company's Affiliates, shall have any personal liability in respect of the obligations of the Company under this Note or the Indenture by reason of his, her or its status as such partner, employee, incorporator, shareholder, director or officer. The holder hereof by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common           UNIF GIFT MIN ACT -

Custodian                                     __________________________________
                                                            (Cust)

     TEN ENT - as tenants by the entireties   __________________________________
                                                           (Minor)

     JT TEN - as joint tenants with right
     of survivorship and not as tenants       Uniform Gifts to Minors Act
     in common                                __________________________________
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note, or exchanges of a part of another Global Note for an interest in this Global Note, have been made:

                       Amount of          Amount of       Principal Amount
                      decrease in        increase in      of this Global        Signature of
                   Principal Amount   Principal Amount    Note following     authorized officer
                    of this Global     of this Global    such decrease (or      of Trustee or
Date of Exchange         Note               Note             increase)         Note Custodian
----------------   ----------------   ----------------   -----------------   ------------------
